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                                                                     EXHIBIT 3.7

                          CERTIFICATE OF INCORPORATION

                    OF AASI ACQUISITION PROJECT NO. 1, INC.,

                             A DELAWARE CORPORATION

                                   ARTICLE I

     The name of the Corporation is AASI Acquisition Project No. 1, Inc.


                                   ARTICLE II

     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.


                                   ARTICLE III

     The address of its registered office in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, New Castle County. The name of its registered agent at such address is The Corporation Trust Company.


                                   ARTICLE IV

     The name and mailing address of the incorporator is: Nancy A. Crane, 600 West Broadway, Suite 2600, San Diego, California 92101.


                                    ARTICLE V

     The corporation is authorized to one class of stock which shall be designated "Common Stock." The number of shares of Common Stock authorized to be issued is One Thousand (1,000) shares with a par value of $0.00001 per share


                                   ARTICLE VI

     1. Indemnification of Directors. A director of the corporation shall not be
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personally liable to the corporation for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 03:00 PM 03/05/2002
                                                             020148521 - 3498591

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or a knowing violation of the law, (iii) under Section 174 of the Delaware
General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

     2. Indemnification of Officers and Agents. The Corporation is authorized to
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provide indemnification of its officers, directors, employees and agents to the extent permitted by the General Corporation Law of Delaware.

     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 4th day of March, 2002.

                                        /s/ Nancy A. Crane
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                                        Nancy A. Crane, Incorporator